April 2, 2003

Board of Directors
Martek Biosciences Corporation
6480 Dobbin Road
Columbia, Maryland 21045

Ladies and Gentlemen:

     We are acting as counsel to Martek Biosciences Corporation, a Delaware corporation (the “Company”), in connection with (i) the Company’s registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering under Rule 415 of up to $100,000,000 in aggregate offering price of one or more series of senior or subordinated debt securities (the “Debt Securities”), shares of common stock, par value $.10 per share (the “Common Stock”) or warrants to purchase Common Stock (the “Warrants”), of which the Company is proposing to issue and sell in an immediate underwritten public offering by the Company up to 2,922,250 shares of Common Stock (the “Primary Shares”) pursuant to the terms of the Underwriting Agreement, as defined below, and as described in the April Prospectus Supplement, as defined below, and (ii) up to 315,000 shares of Common Stock (the “Secondary Shares”) to be offered by Richard J. Radmer, Ph.D. (the “Selling Stockholder”) through the Registration Statement, as described in the April Prospectus Supplement. Of the Secondary Shares, 140,000 shares (the “Option Shares”) will be issued by the Company prior to the sale by the Selling Stockholder upon exercise by the Selling Stockholder of one or more employee stock options held by him.

     The Debt Securities, the Common Stock and the Warrants are herein referred to as “Securities.” The Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Primary Shares and the Secondary Shares will be offered and sold by the Company and the Selling Stockholder, respectively, as set forth in the Prospectus and as set forth in the Prospectus Supplement included in the Registration Statement (the “April

Martek Biosciences Corporation
April 2, 2003

Prospectus Supplement”), which forms a part of the Registration Statement. The Option Shares that will form part of the Secondary Shares are the subject of one or more current registration statements of the Company on Form S-8. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

1.	An executed copy of the Registration Statement.

2.	The Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware on April 1, 2003 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect (the “Certificate of Incorporation”).

3.	The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect (the “Bylaws”).

4.	Resolutions of the Board of Directors of the Company adopted at duly authorized meetings on January 22, 2003 and March 20, 2003, and resolutions of the Pricing Committee adopted by written consent dated March 31, 2003, each as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the authorization of the offering of the Securities and the Primary Shares, filing by the Company of the Registration Statement and related matters (the “Primary Share Resolutions”).

5.	Resolutions of the Board of Directors of the Company and resolutions of the Compensation Committee of the Board of Directors adopted at duly authorized meetings on March 14, 1997, March 5, 1998, March 16, 2000, March 16, 2001 and March 20, 2003, each as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to authorization of the issuance of the Option Shares, and the authorization of the issuance of that portion of the Secondary

Martek Biosciences Corporation
April 2, 2003

Shares that do not constitute Option Shares (the “Secondary Share Resolutions”).

6.	The Martek Biosciences Corporation 1997 Stock Option Plan (the “Plan”) as adopted by the Board of Directors of the Company and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

7.	Resolutions of the stockholders of the Company adopted at the Company’s annual meeting held on March 14, 1997 approving the Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

8.	Stock Option Agreements dated March 14, 1997, March 5, 1998, March 16, 2000 and March 16, 2001, in each case, by and between the Company and the Selling Stockholder (the “Stock Option Agreements”).

9.	The form of underwriting agreement by and among the Company and Salomon Smith Barney Inc., Adams, Harkness & Hill and Needham & Company, Inc. filed as Exhibit 1.01 to the Registration Statement (the “Underwriting Agreement”).

10.	The Senior Indenture and the Subordinated Indenture filed as Exhibits 4.06 and 4.07, respectively, to the Registration Statement (each, an “Indenture”) to be entered into by the Company and Wachovia Bank, N.A. (the “Trustee”).

     In our examination of the aforesaid Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents, and the conformity to authentic original documents of all of the Documents submitted to us as copies (including telecopies).

     For purposes of this opinion letter, we have assumed, other than with respect to the Primary Shares and the Secondary Shares, that

Martek Biosciences Corporation
April 2, 2003

(i)	the issuance, sale, amount, and terms of the Securities, to be offered from time to time, will be duly authorized and established by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement and in accordance with the Primary Share Resolutions, Certificate of Incorporation, Bylaws and applicable Delaware General Corporation law (each, a “Board Action”);

(ii)	any Debt Securities will be issued pursuant to the Indentures, each of which Indentures will be duly qualified under the Trust Indenture Act of 1939 and will be duly authorized, executed and delivered by the Company; and

(iii)	any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be between the Company and a financial institution identified therein as a warrant agent (each, a “Warrant Agent”) and each of which will be, upon due authorization, execution and delivery, a valid, binding and enforceable obligation of the Company.

     To the extent that the obligations of the Company under any Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant

Martek Biosciences Corporation
April 2, 2003

Agreement; that the Warrant Agreement has been duly authorized, executed, and delivered by the Warrant Agent and constitutes the valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

     This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) the Delaware General Corporation Law, as amended, and (ii) as to the opinions given in paragraphs (c) and (e), the law of the State of New York (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” and “the law of the State of New York” include the statutory provisions contained therein, all applicable provisions of the Delaware and New York Constitutions and reported judicial decisions interpreting these laws. With respect to clause (ii) above, the opinions expressed herein are based on a review of these laws that, in our experience, are generally recognized as applicable to the transactions contemplated in the Documents.

     Based upon, subject to and limited by the foregoing, we are of the opinion that:

     (a)     following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Primary Shares pursuant to the terms of the Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Primary Shares specified in the Primary Share Resolutions and resolutions of the Pricing Committee of the Board of Directors, the Primary Shares will be validly issued, fully paid, and nonassessable.

     (b)     assuming receipt by the Company of the consideration for the Secondary Shares (other than the Option Shares) specified in the resolutions of the Board of Directors relating to the original issuance of those Secondary Shares, those

Martek Biosciences Corporation
April 2, 2003

Secondary Shares are validly issued, fully paid and non-assessable; and, assuming with respect to the Option Shares that such Option Shares will be issued and delivered in the manner and on the terms consistent with the Plan and the applicable Stock Option Agreement (with the Company receiving the consideration therefor, as specified therein), the Option Shares will be validly issued, fully paid and non-assessable.

     (c)     following (i) effectiveness of the Registration Statement, (ii) due execution and delivery of an applicable Indenture by the Company and the Trustee, (iii) Board Action duly authorizing the issuance of any series of Debt Securities, the terms of which have been duly established in accordance with the provisions of the applicable Indenture, and appropriate execution and delivery of any required supplemental indenture, (iv) due authentication by the Trustee, and (v) due execution and delivery of such Debt Securities on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (d)     following (i) effectiveness of the Registration Statement and (ii) issuance and delivery of certificates for Common Stock against payment therefor not less than the par value thereof in accordance with the terms of an applicable Board Action authorizing issuance thereof and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, or upon the exercise of any Warrants for Common Stock in accordance with the terms thereof, or conversion or exchange of Debt Securities that, by their terms, are convertible into or exchangeable for Common Stock, the Common Stock included among the Securities (other than the Primary Shares and the Secondary Shares, which are covered by paragraphs (a) and (b) above) will be validly issued, fully paid, and nonassessable.

     (e)     following (i) effectiveness of the Registration Statement, (ii) Board Action authorizing and approving the form of a Warrant Agreement and the specific terms of the underlying Warrants conforming to the description thereof in the Registration Statement and/or the applicable Prospectus Supplement, (iii) authentication by the Warrant Agent, if any, of Warrants conforming to the requirements of the related Warrant Agreement, and (iv) due execution and

Martek Biosciences Corporation
April 2, 2003

delivery on behalf of the Company of such Warrants against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

     This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

     In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

     We hereby consent to the filing of this opinion letter as Exhibit 5.01 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus and April Prospectus Supplement constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.

HOGAN & HARTSON L.L.P.